Release:    October 1, 2018

CP to webcast 2018 Investor Day presentations on October 4, 2018
Calgary, AB – Canadian Pacific (TSX: CP) (NYSE: CP) will webcast presentations from its Investor Day in Calgary on October 4, 2018.

Access the webcast and presentation material on the 2018 Investor Day website at www.cpinvestorday.ca. Presentation slides will be posted at 5:30 a.m. mountain time on October 4.

Speakers on October 4 include:

- President and Chief Executive Officer, Keith Creel
- Senior Vice-President and Chief Marketing Officer, John Brooks
- Vice-President Sales and Marketing, Intermodal and Automotive, Jonathan Wahba
- Vice-President Sales and Marketing, Grain and Fertilizers, Joan Hardy
- Vice-President Sales and Marketing, ECP and Merchandise, Coby Bullard
- Executive Vice-President and Chief Financial Officer, Nadeem Velani

Presentations will run from approximately 8:00 a.m. to 1:00 p.m. mountain time.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
Tel: 403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
Tel: 403-319-3591
investor@cpr.ca